-------------------------------------------------------------------------------
   As filed with the Securities and Exchange Commission on August 4, 2005

                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 UNITRIN, INC.
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                                    95-4255452
        (State or other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                    Identification Number)

    One East Wacker Drive
          Chicago, Illinois                                  60601
(Address of Principal Executive Offices)                    (Zip Code)

             2005 RESTRICTED STOCK AND RESTRICTED STOCK UNIT PLAN
                           (Full title of the Plan)
                              ___________________

                              Scott Renwick, Esq.
              Senior Vice President, General Counsel & Secretary
                                 Unitrin, Inc.
                             One East Wacker Drive
                               Chicago, IL 60601
                    (Name and Address of Agent for Service)
                                (312) 661-4600
         (Telephone Number, Including Area Code, of Agent for Service)


                              CALCULATION OF REGISTRATION FEE
===================================================================================================
                                           Proposed             Proposed
                                           maximum               maximum           Amount of
Title of securities    Amount to be    offering price per    aggregate offering  registration
 to be registered     registered (1)        unit (2)              price (2)         fee (2)
---------------------------------------------------------------------------------------------------
 Common Stock,
 $0.10 par value      1,000,000 shares     $ 53.40             $ 53,400,000       $6,285.18
===================================================================================================

(1) 1,000,000 shares of Common Stock have been reserved for issuance under the 2005 Restricted Stock and Restricted Stock Unit Plan (the "Plan"). This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the antidilution adjustment provisions of the Plan.

(2) In accordance with Rule 457, calculated on the basis of the average of the high and low prices reported for a share of the Common Stock on the New York Stock Exchange on August 3, 2005.

                                    PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.           Plan Information*

ITEM 2.           Registrant Information and Employee Plan Annual Information*

                  * Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference

         The following documents filed by the registrant, Unitrin, Inc. ("Unitrin" or the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) Unitrin's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on February 3, 2005;

         (b) Unitrin's Quar te rly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on April 27, 2005;

         (c) Unitrin's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, filed on July 28, 2005;

         (d)  Unitrin's Current Report on Form 8-K filed on June 27, 2005;

         (e)  Unitrin's Current Report on Form 8-K filed on May 10, 2005;

         (f)  Unitrin's Current Report on Form 8-K filed on May 4, 2005;

         (g)  Unitrin's Current Report on Form 8-K filed on April 26, 2005;

         (h)  Unitrin's Current Report on Form 8-K filed on March 14, 2005;

         (i) The descriptions of Unitrin's common stock and the rights attached thereto which are contained in Unitrin's registration statement on Form 10, dated February 15, 1990, and in Unitrin's registration statement on Form 8-A, dated August 6, 2004, each filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any information filed by the Company with the SEC subsequent to the date of this Registration Statement will automatically be deemed to update and/or supersede any applicable information incorporated by reference herein.

ITEM 4.           Description of Securities

                  Not applicable.

ITEM 5.           Experts

         As of the date of the filing of this Registration Statement, Scott Renwick, Senior Vice President, General Counsel and Secretary of Unitrin, whose opinion is filed as Exhibit 5 to this Registration Statement, holds options to purchase and is the beneficial owner of Unitrin common stock.

         The consolidated financial statements, the related financial statement schedules, and management's report on internal control incorporated in this Registration Statement by reference from Unitrin's Annual Report on Form 10-K for the year ended December 31, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ITEM 6.           Indemnification of Directors and Officers

         Under the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees) and judgments, fines and amounts paid in settlement that he or she actually and reasonably incurred in connection with the defense or settlement of such action, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful. In connection with an action by or in the right of the corporation, the DGCL also permits a corporation to indemnify any such person under the same conditions described in the preceding sentence, but if such person has been judged liable to the corporation, then the indemnification is permissible only to the extent deemed proper by the court. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against expenses actually and reasonably incurred to the extent such person has been successful in the defense of any proceeding covered by the statute. In addition, the DGCL authorizes advance payment of expenses incurred by a director or officer in defending an action upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

         The Certificate of Incorporation and the Amended and Restated Bylaws ("Bylaws") of the Company provide for indemnification of the directors and officers of the Company and for advancement of expenses incurred by a director or officer in defending an action to the fullest extent permitted by current Delaware law. The Certificate of Incorporation and the Bylaws of the Company eliminate the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, but not with regard to a director's liability for breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, willful or negligent violation of DGCL provisions regarding dividend payments or stock purchase or redemption, or any transaction from which the director derived an improper personal benefit.

         The Company maintains a directors and officers liability insurance policy insuring the directors and officers of the Company and its subsidiaries in certain instances.

ITEM 7.           Exemption from Registration Claimed

                  Not applicable.

ITEM 8.           Exhibits

4.1 Certificate of Incorporation of Unitrin (incorporated herein by reference to Exhibit 3.1 to Unitrin's registration statement on Form S-3 filed May 9, 2002).

4.2 Amended and Restated Bylaws of Unitrin (incorporated herein by reference to Exhibit 3.2 to Unitrin's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on October 27, 2004).

4.3 Rights Agreement, dated as of August 4, 2004, between Unitrin, Inc. and Wachovia Bank, National Association, including the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on August 6, 2004)

4.4 2005 Restricted Stock and Restricted Stock Unit Plan (incorporated herein by reference to Appendix B to the Proxy Statement for the 2005 Annual Meeting of Shareholders of Unitrin, Inc., filed on March 28,
         2005).

5        Opinion of Scott Renwick, Esq.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Scott Renwick, Esq. (included in Exhibit 5).

24.1     Power of Attorney (included on signature page).

ITEM 9.           Undertakings

         a. The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 3, 2005.

                                                     UNITRIN, INC.

                                                     By: /s/ Richard C. Vie
                                                        -------------------
                                                     Richard C. Vie
                                                     Chairman of the Board and
                                                     Chief Executive Officer

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric J. Draut and Scott Renwick or either of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent amendments and supplements to this Registration Statement, and to file the same, or cause the same to be filed, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 3, 2005.


      Signature                                      Title
      ---------                                      -----

/s/ Richard C. Vie                        Chairman of the Board, Chief
-----------------------------             Executive Officer and Director
Richard C. Vie

/s/ Donald G. Southwell                   President, Chief Operating Officer
-----------------------------             and Director
Donald G. Southwell

/s/ Eric J. Draut                         Executive Vice President,
-----------------------------             Chief Financial Officer and Director
Eric J. Draut                             (principal financial officer)


/s/ Richard Roeske                        Vice President and Chief Accounting
-----------------------------             Officer(principal accounting officer)
Richard Roeske

/s/ James E. Annable                      Director
----------------------------
James E. Annable

/s/ Donald V. Fites                       Director
----------------------------
Donald V. Fites

/s/ Douglas G. Geoga                      Director
-----------------------------
Douglas G. Geoga

/s/ Reuben L. Hedlund                     Director
-----------------------------
Reuben L. Hedlund

/s/ William E. Johnston, Jr.              Director
-----------------------------
William E. Johnston, Jr.

/s/ Wayne Kauth                           Director
-----------------------------
Wayne Kauth

/s/ Ann E. Ziegler                        Director
-----------------------------
Ann E. Ziegler